SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 28, 2011

TECHNEST HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27023	88-0357272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10411 Motor City Drive, Suite 650, Bethesda, MD 20817
 (Address of principal executive offices) (Zip Code)

10411 Motor City Drive, Suite 650, Bethesda, MD 20817
 (Mailing Address)

(301) 767-2810
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 28, 2011, Technest Holdings, Inc. (“Technest”) filed the Series E 5% Convertible Preferred Stock (the “Series E Preferred”) Certificate of Designation with the Secretary of State of Nevada (the “Certificate of Designation”) authorizing 300 shares of Technest’s Series E Preferred and to establish the rights, preferences, privileges and obligations thereof.

As set forth in the Certificate of Designation, the Series E Preferred is convertible into Technest common stock at any time at the option of the holder thereof.  The number of shares of Technest common stock into which one share of Series E Preferred is convertible is determined by dividing $1,000 (the stated value) by $0.0444169850 per share.  Accordingly, the 300 shares of Series E Preferred authorized under the Certificate of Designation will be convertible into 6,754,173 shares of Technest common stock.  The holders of Series E Preferred are entitled to receive cumulative dividends on the Series E Preferred at the rate per share (as a percentage of the stated value per share) equal to five percent (5%) per annum payable in cash.

The foregoing summary does not purport to be a complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 4.1 to Technest’s Current Report on Form 8-K filed on January 14, 2011 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

			Incorporated by reference
Exhibit No.	Description	Filed with this Current Report	Form	Filing Date	Exhibit No.
4.1	Technest Series E 5% Convertible Preferred Stock Certificate of Designation filed with the Secretary of State of Nevada on February 28, 2011.		8-K	January 14, 2011	4.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHNEST HOLDINGS, INC

Dated: March 3, 2011	By:	/s/ Gino M. Pereira
Chief Executive Officer

EXHIBIT INDEX

			Incorporated by reference
Exhibit No.	Description	Filed with this Current Report	Form	Filing Date	Exhibit No.
4.1	Technest Series E 5% Convertible Preferred Stock Certificate of Designation filed with the Secretary of State of Nevada on February 28, 2011.		8-K	January 14, 2011	4.1